Exhibit 4

Exhibit 4

COMMON STOCK

NUMBER

THG 0007

COMMON STOCK

SHARES

SPECIMEN

Par Value $0.01

Per Share

SEE REVERSE FOR CERTAIN DEFINITIONS

The Hanover Insurance Group TM.

THE HANOVER INSURANCE GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 410867 10 5

THIS CERTIFIES THAT

SPECIMEN IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF ONE CENT EACH OF THE COMMON STOCK OF

The Hanover Insurance Group. Inc., a Delaware corporation (hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney. upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation and the amendments the (copies of which are on file with the Transfer Agent), to all of which provision the holders by acceptance hereof, assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

TREASURER

PRESIDENT

The Hanover Insurance Group, Inc.

CORPORATE

SEAL

1995

DELAWARE

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

THE HANOVER INSURANCE GROUP, INC.

The powers, designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such preferences and/or rights of each class of stock or series of any class are set forth in the Certificate of Incorporation. The Corporation will furnish a copy of the Certificate of Incorporation to the holder of this certificate without charge upon request.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	– as tenants by the entireties		(Cust)		(Minor)
JT TEN	– as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                   hereby, sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated,

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

SIGNATURE GUARANTEED BY

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C RULE 17Ad-15.

Keep this certificate in a safe place. If it is lost, stolen or destroyed the Corporation may require a bond indemnity as a condition to the issuance of a replacement certificate.

This certificate also evidences and entitles the holder to Rights set forth in a Rights Agreement between the issuer and EquiServe Trust Company, N.A., now known as Computershare Trust Company, N.A. as Rights Agent (the “Rights Agent”), dated as of December 16, 1997 (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Rights Agent. The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.